                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                             (Amendment No.       )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement                  [ ]  Confidential, For Use of the Commission Only
                                                       (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                  Resources Accrued Mortgage Investors 2, L.P.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

Limited Partnership Units
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(2)  Aggregate number of securities to which transaction applies:

187,919
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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

--------------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials
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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:


--------------------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement no.:


--------------------------------------------------------------------------------
(3)  Filing Party:


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(4)  Date Filed:

                                                                Preliminary Copy
                                                                ----------------

                   RESOURCES ACCRUED MORTGAGE INVESTORS 2 L.P.
                           7 Bulfinch Place, Suite 500
                                  P.O. Box 9507
                           Boston, Massachusetts 02114
                                 (617) 570-4600


To the Limited Partners of
Resources Accrued Mortgage Investors 2 L.P.:

         It is our pleasure to provide you with the enclosed Consent Solicitation Statement. The Statement contains information relating to an amendment to the Agreement of Limited Partnership of Resources Accrued Mortgage Investors 2 L.P. that requires the consent of a majority of the limited partners in your partnership. The amendment, if approved, would reflect the transfer by RAM Funding, Inc. of its managing general partner interest in the partnership, and by Presidio AGP Corp. of its associate general partner interest in the partnership, to Maxum LLC, which would become the new managing and associate general partner of your partnership, all as more fully discussed in the attached Consent Solicitation Statement, which you are urged to read in its entirety and to act upon promptly. Your vote is important.

         If the amendment is approved, Maxum will become the managing and associate general partner of the partnership and will become responsible for the day-to-day management of the partnership, investor servicing and the other obligations of the managing and associate general partner under the terms of the partnership agreement. Management of Maxum has extensive experience owning and managing real estate and knowledge of the Reno, Nevada real estate market. Affiliates of Maxum currently own real estate adjacent to the Sierra Marketplace shopping center, the property which secures the partnership's remaining mortgage loan. Maxum believes that its familiarity with the Reno, Nevada area may help maximize the value of the partnership's mortgage loan on Sierra Marketplace, the partnership's sole remaining asset, to provide greater returns to the partnership's partners.

         IN ADDITION, MAXUM BELIEVES THAT THE PARTNERSHIP WILL ONLY REQUIRE RESERVES OF $500,000. ACCORDINGLY, IF THE CONSENT SOUGHT HEREBY IS RECEIVED, THE MANAGING GENERAL PARTNER WILL DISTRIBUTE ALL CASH RESERVES OF THE PARTNERSHIP, OTHER THAN $500,000, IMMEDIATELY PRIOR TO THE CHANGE IN GENERAL PARTNERS. IN THIS REGARD, IF THE CONSENT SOUGHT HEREUNDER IS RECEIVED, IT IS ANTICIPATED THAT THE MANAGING GENERAL PARTNER WILL CAUSE THE PARTNERSHIP TO MAKE A DISTRIBUTION OF APPROXIMATELY $5,000,000 OR $26.34 PER UNIT.

         In making your decision, you should carefully review and consider the information set forth in the Consent Solicitation Statement. In connection with the transfer by the managing general partner of its interest in the partnership, affiliates of the managing general partner have also agreed to transfer their units of limited partnership interest in the partnership to an affiliate of Maxum. Accordingly, the managing general partner has a conflict in making a recommendation for or against the transfer of its interest in the partnership. You should be aware, however, that each of the affiliates of the managing general partner which are transferring their units to Maxum's affiliate has indicated that it will vote "YES" on the amendment.

         PLEASE NOTE THAT THE VOTE SOUGHT BY THE CONSENT SOLICITATION STATEMENT WILL HAVE NO EFFECT ON THE PROPOSED SETTLEMENT OF THE CURRENT CLASS ACTION LAWSUIT. MAXUM HAS AGREED TO IMPLEMENT ALL TERMS OF THE CURRENTLY PROPOSED SETTLEMENT TO THE EXTENT SUCH SETTLEMENT IS FINALIZED BY THE PARTIES PRIOR TO THE CHANGE IN GENERAL PARTNERS AND, IN ANY OTHER EVENT, TO FOLLOW THE TERMS OF THE MEMORANDUM OF UNDERSTANDING IN NEGOTIATING A FINAL SETTLEMENT.

         Your vote on this matter is very important. Abstentions or failure to return the enclosed consent form will have the same effect as voting against the amendment. Therefore, you are requested to complete, sign and return the consent form in the enclosed postage-paid envelope at your earliest convenience and, in any event, by the expiration date of the consent period which is 12:00 midnight, New York City time, on ________, 2001, or such later date and time as we may set.

         If you have any questions about the amendment or the consent solicitation statement, please call our information and solicitation agent, MacKenzie Partners, Inc., at (800) 322-2885.

                                             RAM Funding, Inc.,
                                             Managing General Partner

                                                                Preliminary Copy
                                                                ----------------

                   RESOURCES ACCRUED MORTGAGE INVESTORS 2 L.P.

                         CONSENT SOLICITATION STATEMENT

         You are receiving this consent solicitation statement as a holder of units of limited partnership interest of Resources Accrued Mortgage Investors 2 L.P., a Delaware limited partnership. The managing general partner is soliciting your consent to amend the partnership agreement, as more particularly described in this consent solicitation statement and the full text of which is attached as Exhibit A, to provide for the transfer by RAM Funding, Inc. of its managing general partner interest in the partnership, and by Presidio AGP Corp. of its associate general partners interest in the partnership, to Maxum LLC, a Nevada limited liability company, which will become the new managing and associate general partner of the partnership.

         In making your decision, you should carefully review and consider the information set forth herein.

         Only limited partners of record at the close of business on October 1, 2001 are entitled to notice of and to vote on the amendment. On the record date, there were 187,919 units issued and outstanding, held of record by 2,621 limited partners. Approval of the amendment requires the affirmative vote of limited partners holding a majority of the outstanding units. Please note that affiliates of the current managing and associate general partner and affiliates of Maxum, holding in the aggregate a total of 67,340 units which represent approximately 35.8% of the total outstanding units, have indicated that they will vote "YES" for the amendment.

         This consent solicitation will expire at 12:00 midnight, New York City time, on ______________, 2001, unless the managing general partner extends the period for giving consents. You may revoke your consent at any time before the expiration of the consent solicitation period.

         Your vote is important. Failure to return the enclosed consent form will have the same effect as a vote against the amendment. You are encouraged, therefore, to review carefully this consent solicitation statement and to complete, date, sign and mail your consent form in the enclosed postage-paid envelope.

         This consent solicitation statement is dated _________, 2001.

         The consent solicitation statement and the related consent form is being mailed to limited partners on or about ____________.

                                TABLE OF CONTENTS


Questions and Answers About the Requested Consent.........................1
Forward-Looking Statements................................................4
Background of the Amendment...............................................4
Risk Factors..............................................................7
Description of the General and Limited Partner Assignment Agreement.......8
The Amendment and the Managing General Partner's Recommendation...........9
Voting Rights and Information............................................10
         Record Date.....................................................10
         Required Vote...................................................10
         Solicitation Period.............................................11
         Consents........................................................11
         Effective Time of Amendments....................................11
         Cost of Solicitation............................................12
Security Ownership of Certain Beneficial Owners and Management...........13

Exhibit A     Form of Amendment to Partnership Agreement................A-1



                                      (i)

                                                                Preliminary Copy
                                                                ----------------


                QUESTIONS AND ANSWERS ABOUT THE REQUESTED CONSENT

         The following highlights selected information contained elsewhere in this consent solicitation statement and may not contain all of the information that may be important to you. To understand the proposed amendment fully and for a more complete description of the consent being requested, you should read this entire document carefully (including exhibits).

WHY IS THE MANAGING GENERAL PARTNER SOLICITING CONSENTS?

         The managing general partner is seeking your consent to amend the partnership's partnership agreement to provide for the transfer by RAM Funding, Inc. of its managing general partner interest in the partnership, and by Presidio AGP Corp. of its associate general partner interest in the partnership, to Maxum which will become the new managing and associate general partner of the partnership.

WHAT ARE THE BENEFITS TO THE PARTNERSHIP AND TO ME IF THE AMENDMENT IS APPROVED?

         If the amendment is approved, Maxum will become the managing and associate general partner of the partnership and will become responsible for the day-to-day management of the partnership, investor servicing and the other obligations of the managing and associate general partner under the terms of the partnership agreement. Management of Maxum has extensive experience owning and managing real estate and knowledge of the Reno, Nevada real estate market. Affiliates of Maxum currently own real estate adjacent to the Sierra Marketplace shopping center, the property which secures the partnership's remaining mortgage loan. Maxum believes that its familiarity with the Reno, Nevada area may help maximize the value of the partnership's mortgage loan on Sierra Marketplace, the partnership's sole remaining asset, to provide greater returns to the partnership's partners.

         In addition, Maxum believes that the partnership will only require reserves of $500,000. Accordingly, if the consent sought hereby is received, the managing general partner intends to distribute all cash reserves of the partnership, other than $500,000, immediately prior to the change in general partners. In this regard, if the consent sought hereunder is received, the managing general partner, immediately prior to the transfer of its interest in the partnership, will cause the partnership to make a distribution which is presently anticipated to be approximately $5,000,000 or $26.34 per unit.

WHAT IS THE FUTURE FOR THE PARTNERSHIP IF THE AMENDMENT IS NOT APPROVED?

         If the amendment to the partnership agreement is not approved by limited partners holding a majority of the outstanding units, management of the partnership will continue to be vested in existing management.

WILL MAXUM MAINTAIN ITS INTEREST IN THE PARTNERSHIP IF THE AMENDMENT IS NOT APPROVED?

          If the amendment to the partnership is not approved by limited partners holding a majority of the outstanding units, Maxum intends to cause the current managing general partner or its affiliate to purchase all of the units of limited partnership interest owned by Maxum and its affiliates.

HOW WILL THE PROPOSED AMENDMENT EFFECT THE SETTLEMENT OF THE CLASS ACTION
LAWSUIT?

         Please note that the proposed amendment will have no effect on the proposed settlement of the class action lawsuit. Maxum has agreed that to the extent a term of the settlement requires an action to be taken by the partnership (such as distributing existing funds), Maxum will comply with such terms. In the event that no settlement has been agreed upon by the parties prior to the transfer of the general partner interests to Maxum, Maxum will follow the terms of the Memorandum of Understanding entered into between the parties to the class action in attempting to negotiate a final settlement. In this regard, Maxum has agreed to admit the managing general partner as a special non-equity manager of Maxum whose only right will be to have the sole and exclusive authority to settle the class action lawsuit.

WHO IS MAXUM LLC?

         Maxum LLC, the proposed new managing and associate general partner, is a Nevada limited liability company. The manager and other members of Maxum have extensive knowledge of the Reno, Nevada area and the real estate situated there. Such individuals have been affiliated with entities involved in real estate investment and development in Reno and other areas since 1972, including Western Real Estate Investments, LLC, which owns approximately 5.5% of the outstanding units of limited partnership interest in the partnership and, in the event that the limited partners consent to amending the partnership agreement as described in this consent solicitation statement, will purchase all of the units of limited partnership interest owned by affiliates of the current general partners of the partnership.

WHO IS ENTITLED TO VOTE ON THE PROPOSED AMENDMENT TO THE PARTNERSHIP AGREEMENT?

         You are entitled to vote on the proposed amendment to the partnership agreement if you owned units on October 1, 2001 and have been admitted as a limited partner. See "Voting Rights and Information--Record Date," page 10.

HOW DO I CONSENT TO THE PROPOSED AMENDMENT?

         If you wish to consent to the amendment, you should complete, sign, date and return the consent form to the information agent in the enclosed envelope with pre-paid postage. YOUR VOTE ON THIS MATTER IS VERY IMPORTANT. Your failure to return the enclosed consent form will have the same effect as a vote against the amendment. See "Voting Rights and Information--Consents," page 10.

HOW LONG DO I HAVE TO CONSENT?

         You may submit your signed consent form now. In order for your consent form to be accepted, it must be received by the information agent no later than 12:00 midnight, New York City time, ___________, 2001, unless the managing general partner extends the period for giving consents, in which case the new expiration date will be the last date on which your consent form will be accepted. See "Voting Rights and Information--Solicitation Period," page 11.

HOW WILL I BE NOTIFIED IF THE CONSENT PERIOD IS EXTENDED?

         If the consent period is extended, the managing general partner will issue a press release announcing the extension no later than 9:00 a.m., New York City time, on the next business day after the day the consent period was scheduled to expire and may furnish you with a supplement to this consent solicitation statement. See "Voting Rights And Information--Solicitation Period," page 11.

HOW DO I WITHDRAW OR CHANGE MY CONSENT?

         You may withdraw or change your executed and returned consent form at any time prior to the expiration of the solicitation period by delivering to the information agent a signed and subsequently dated consent form or a written notice stating that your consent is revoked. After the expiration of the solicitation period, all consents previously executed and delivered and not revoked will become irrevocable. See "Voting Rights and Information-- Consents," page 10.

WHAT HAPPENS IF I VOTE AGAINST THE AMENDMENT, BUT THE AMENDMENT NEVERTHELESS RECEIVES THE REQUIRED LIMITED PARTNER APPROVAL?

         Whether or not you vote against the amendment, if the amendment receives the approval of limited partners holding a majority of the outstanding units, the amendment will be adopted.

TO WHOM MAY I SPEAK IF I HAVE QUESTIONS ABOUT THE CONSENT SOLICITATION?

         The partnership has retained MacKenzie Partners, Inc. as the information and solicitation agent to answer your questions about the proposed amendment to the partnership agreement and regarding completion of the consent form, to provide you with additional copies of this consent solicitation, the consent form and other related materials and to solicit consents to the proposed amendment. The telephone number of MacKenzie Partners is (800) 322-2885.

                      FORWARD-LOOKING AND OTHER STATEMENTS

         This consent solicitation statement contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Forward-looking statements include information relating to the partnership's and the current managing general partner's and proposed new managing and associate general partner's intent, belief or current expectations. Forward-looking statements in this consent solicitation statement are identified by words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "may be," "objective," "plan," "predict," "project" and "will be" and similar words or phrases (or the negative thereof). Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, those discussed elsewhere in this consent solicitation statement.

         Information contained herein regarding the proposed new managing and associate general partner, its business, affiliates, beliefs and intentions is based solely upon information provided by the proposed new managing and associate general partner.

                           BACKGROUND OF THE AMENDMENT

         Commencing in 1992 and throughout the last nine years, certain affiliates of Maxum have expressed interest in acquiring either the assets of, or the general partnership interests in, the partnership. In February 2001, an affiliate of Maxum, Western Real Estate Investments, which intends to purchase all of the units owned by affiliates of the current general partners of the partnership in the event that Maxum acquires the general partnership interests in the partnership, commenced a tender offer to acquire units of limited partnership interest in the partnership in an effort to increase its investment in the partnership, which consisted of approximately 1.5% of the outstanding units prior to the tender offer. Pursuant to the tender offer, Western Real Estate Investments acquired units constituting approximately 3.55% of the outstanding units.

         Following the completion of the tender offer, the managing general partner and its affiliates began discussions with certain affiliates of Maxum, which culminated in the General and Limited Partner Interest Assignment Agreement, dated October 10, 2001 (the "Purchase Agreement"), pursuant to which Maxum will acquire, subject to obtaining the consent sought hereunder, the managing general partnership interest in the partnership from RAM Funding, Inc. and the associate general partnership interest in the partnership from Presidio AGP Corp., an affiliate of the managing general partner, for a total purchase price of $1,000,000. The Purchase Agreement also provides for Western Real Estate Investments to purchase the units of limited partnership interest held by Presidio Capital Investment Company LLC, Presidio Partnership II Corp. and Bighorn Associates LLC, each of which is an affiliate of the current managing general partner, for a per unit purchase price of (i) $75.52 plus (ii) the total amount of accounts receivable of the Partnership which are less than 30 days old on the Closing Date, excluding any amounts owed by High Cash Partners, L.P. with respect to the Sierra Marketplace shopping center, divided by 187,919 minus
(iii) the total amount of accounts payable by the Partnership divided by 187,919 plus or minus (iv) normal prorations minus (v) any distributions received by the partnership from High Cash Partners above the normal operating cash flow of High Cash Partners divided by 187,919. The purchase price of the general partner interests and units was calculated based on the value of the assets of the partnership, after subtracting all costs and expenses to be incurred by the partnership in connection with the consent solicitation and the sale of general partnership interests to Maxum and units to Western Real Estate Investments. In addition, Maxum and its affiliates will assign to the affiliates of the managing general partner all of their interests in any distributions relating to the class action lawsuit described below.

         Upon consummation of the transactions described above (assuming the consent sought hereunder is obtained), Maxum will become the managing and associate general partner of the partnership responsible for all of the day-to-day decisions of the partnership and Western Real Estate Investments will acquire approximately 30% of the total outstanding units of limited partnership interest in the partnership. When added to its affiliates' current ownership interest, Western Real Estate Investments will own approximately 35.8% of the total outstanding units of limited partnership interest in the partnership. Accordingly, Maxum and its affiliate, Western Real Estate Investments, will be able to significantly influence any decision submitted to the vote of limited partners of the partnership, including decisions on the removal of general partners, amendment of the partnership agreement, the sale of substantially all of the partnership's assets and the liquidation of the partnership.

         Maxum's manager and members have extensive knowledge of the Reno, Nevada area and the real estate situated there. Such individuals have been affiliated with entities involved in real estate investment and development in Reno and other areas since 1972, including Western Real Estate Investments, which owns approximately 5.5% of the outstanding units of limited partnership interest in the partnership and, as described above, intends to purchase all of the units of limited partnership interest owned by affiliates of the current general partners of the partnership. Maxum believes that its knowledge of the Reno, Nevada real estate market may help maximize the value of the partnership's mortgage loan on Sierra Marketplace, the partnership's sole remaining asset, to provide greater returns to the partnership's partners.

         Management of Maxum has indicated that it believes that the current cash reserves of the partnership are in excess of those that the partnership will require for future capital needs. In this regard, if the consent sought hereby is received and Maxum becomes the new managing and associate general partner of the partnership, the Purchase Agreement provides that the current managing general partner will cause the partnership to make a distribution of all cash reserves other than $500,000 immediately prior to the change in general partners. Based on the current cash reserves of the partnership, such distribution is presently anticipated to be approximately $5,000,000 or $26.34 per unit.

         On or about May 19, 2000, Dr. Warren Heller, a limited partner in the partnership, commenced a putative class action and derivative lawsuit in the Delaware Chancery Court seeking, among other things, monetary damages resulting from purported breaches of fiduciary duties and breaches of the partnership agreement in connection with the sale in March 1999 of its second mortgage loan to Harborista Associates L.P. and the marketing of Harbor Plaza, an office building which secured the Harborista loan. The defendants have entered into a Memorandum of Understanding (the "MOU") settling this lawsuit. The MOU (i) provides for an $8,000,000 payment by the defendants to the partnership and (ii) requires that the partnership distribute to its partners the $8,000,000 payment, less fees and expenses awarded by the court to plaintiff's counsel (which amount is not expected to exceed 20% of the settlement amount), along with $1,000,000 of the partnership's cash reserves. The MOU is subject to many conditions including execution of a definitive settlement agreement, completion of discovery by plaintiffs and court approval of the settlement following notice to limited partners. Discovery is currently ongoing and it is anticipated that discovery will be concluded prior to the end of 2001. Accordingly, there can be no assurance that the settlement will be consummated on the terms currently contemplated or that the settlement will be consummated at all.

         The amendment to the partnership agreement proposed by this consent solicitation statement will have no effect on whether or not the settlement is ultimately consummated. Maxum has agreed that to the extent a term of the settlement requires an action to be taken by the partnership (such as distributing existing funds), Maxum will comply with such terms. In the event that no settlement has been agreed upon by the parties prior to a transfer of the general partner interests to Maxum, Maxum will follow the terms of the MOU in attempting to negotiate a final settlement. In this regard, Maxum has agreed to admit the managing general partner as a special non-equity manager of Maxum whose only right will be to have the sole and exclusive authority to settle the class action lawsuit. Further, pursuant to the terms of the Purchase Agreement, the affiliates of the managing general partner that currently hold units of limited partnership interest in the partnership will retain all rights to receive all distributions made on account of such units from the proceeds of the settlement.

         The principal occupations and relevant affiliations of the members and management of Maxum are as follows:

         Ben Farahi, age 48, is the managing member of Maxum and is a general partner of Farahi Investment Company, the managing member of Western Real Estate Investments. Farahi Investment Company is involved in real estate investment and development in the Reno, Nevada area. Mr. Farahi has been Co-Chairman of the Board, Chief Financial Officer, Secretary and Treasurer of Monarch Casino & Resort, Inc. since its inception, and of its wholly-owned subsidiary, Golden Road Motor Inn, since June 1993. Golden Road operates the Atlantis Casino & Resort which is located immediately adjacent to the Sierra Marketplace shopping center, the property that secures the partnership's sole remaining mortgage. From 1973 until June 1993, Mr. Farahi was Secretary, Treasurer and a Director of Golden Road in charge of financial planning and construction. Mr. Farahi holds a mechanical engineering degree from the University of California at Berkeley and a M.B.A. degree in accounting from the California State University, Hayward.

         John Farahi, age 53, is a member of Maxum and is a general partner of Farahi Investment Company, the managing member of Western Real Estate Investments. Mr. Farahi has been Co-Chairman of the Board, Chief Executive Officer and Chief Operating Officer of Monarch Casino & Resort since its inception in 1993, and has held the same positions with Golden Road since June 1993. From 1973 until June 1993, Mr. Farahi was President, Director and General Manager of Golden Road. Mr. Farahi holds a political science degree from the California State University, Hayward.

         Bob Farahi, age 51, is a member of Maxum and is a general partner of Farahi Investment Company, the managing member of Western Real Estate Investments. Mr. Farahi has been Co-Chairman of the Board and President of Monarch Casino & Resort since its inception, and of Golden Road since June 1993. From 1973 until June 1993, Mr. Farahi was Vice President and a director of Golden Road. Mr. Farahi holds a biochemistry degree from the University of California at Berkeley.

                                  RISK FACTORS

         Limited partners should consider the following risks in evaluating whether to consent to the amendment.

         Increase in Control of the Partnership. Affiliates of the managing general partner currently own 56,907 units, or approximately 30% of the outstanding units of limited partnership interest in the partnership. Maxum's affiliate, Western Real Estate Investments, currently owns 10,389 units, or 5.5% of the outstanding units of limited partnership interest in the partnership. In the event that the partnership receives the consent sought hereby, Western Real Estate Investments will acquire the units owned by affiliates of the managing general partner. If the partnership does not receive the consent sought hereby, the units currently owned by Western Real Estate Investments will most likely be transferred to affiliates of the managing general partner. As a result, the managing general partner of the partnership, which will be either RAM Funding, Inc. or Maxum, and its affiliates will own approximately 35.8% of the outstanding units. In addition, such entity will be the managing general partner of the partnership responsible for all of the day-to-day decisions of the partnership. Accordingly, either RAM Funding, Inc. or Maxum will be able to significantly influence any decision submitted to the vote of limited partners of the partnership, including decisions on the removal of general partners, amendment of the partnership agreement, the sale of substantially all of the partnership's assets and the liquidation of the partnership.

         Change in Management. The manager of Maxum has not previously managed any publicly held real estate limited partnership, while RAM Funding, Inc., the current managing general partner of the partnership, has served in such role since 1999. However, management of Maxum has extensive experience owning and managing real estate and managing a publicly traded company and wide-ranging knowledge of the Reno, Nevada real estate market. The manager and other members of Maxum have owned and managed real estate on a private basis since 1972. Furthermore, Maxum's managing member has served as Co-Chairman of the Board, Chief Financial Officer, Secretary and Treasurer of a publicly held corporation since its inception in 1993. The manager of Maxum serves in a management role with other entities, some of which may be in direct competition with the partnership, and will be unable to devote his full business time and effort to managing Maxum.

                         DESCRIPTION OF THE GENERAL AND
                  LIMITED PARTNER INTEREST ASSIGNMENT AGREEMENT

         On October 10, 2001, RAM Funding, Inc., the managing general partner of the partnership, Presidio AGP Corp., the associate general partner of the partnership, and all affiliates of the managing general partner and associate general partner who or which own units of limited partnership interest in the partnership entered into the Purchase Agreement with Maxum LLC and Western Real Estate Investments, LLC. Pursuant to the Purchase Agreement, the managing general partner and associate general partner agreed to sell their general partner interests in the partnership to Maxum for a total purchase price of $1,000,000, and each of the holders of units agreed to sell their units to Western Real Estate Investments, for a per unit purchase price of (i) $75.52 plus (ii) the total amount of accounts receivable of the Partnership which are less than 30 days old on the Closing Date, excluding any amounts owed by High Cash Partners, L.P. with respect to the Sierra Marketplace shopping center, divided by 187,919 minus (iii) the total amount of accounts payable by the Partnership divided by 187,919 plus or minus (iv) normal prorations minus (v) any distributions received by the partnership from High Cash Partners above the normal operating cash flow of High Cash Partners divided by 187,919. Consummation of the sale is conditioned upon the approval by the holders of a majority of the outstanding units of the amendment to the Partnership Agreement reflecting the transfer by the managing general partner and the associate general partner of their respective interests in the partnership to Maxum, as described in this consent solicitation statement, and other customary closing conditions. All parties to the Purchase Agreement have agreed to cooperate in connection with this consent solicitation.

         With respect to the current class action lawsuit, the Purchase Agreement provides that the affiliates of the general partners of the partnership which sell their units to Western Real Estate Investments will retain all of their rights to receive the proceeds of, and vote on, any settlement entered into either prior to or after the sale of their units.

         The Purchase Agreement provides that all existing agreements between the partnership and an affiliate of the managing general partner will be either terminated or modified at the time of any sale of the general partnership interests to Maxum, such that the affiliate of the current managing general partner is no longer providing any services to the partnership and is replaced in such capacity by Maxum or an affiliate of Maxum. The Purchase Agreement also provides that, until the completion of the sale of the general partnership interests and units under the Purchase Agreement or the earlier termination of the Purchase Agreement, the managing general partner will not solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with or provide any non-public information to, any person or entity other than Maxum and Western Real Estate Investments involving (i) the sale of the business or the assets of the partnership, (ii) any merger, consolidation, business combination or similar transaction involving the partnership, (iii) the sale, transfer or assignment of the general partner interests in the partnership or (iv) the election or substitution of anyone other than Maxum as a general partner of the partnership, and generally prohibits the general partners from acting out of the ordinary course of business during the same period of time. In addition, the Purchase Agreement prohibits the general partners and their affiliates from acquiring any units of limited partnership interest in the partnership following the transfer to Maxum of all of the general partner interests in the partnership.

         The Purchase Agreement terminates upon the mutual consent of the parties, in the event of a material breach by one of the parties or in the event that the requisite number of limited partners do not consent to the amendment. If the termination results from the failure of the requisite number of limited partners to approve the amendment reflecting the substitution of Maxum for RAM Funding, Inc. as the managing general partner of the partnership and for Presidio AGP Corp. as the associate general partner of the partnership, then Maxum and its affiliates intend to sell to the managing general partner (or its affiliate) all units owned by any such person or entity for a per unit purchase price equal to (a) $131.83 minus (b) any amount paid to the limited partners based on their respective units in connection with any settlement of the class action lawsuit which has been agreed upon by the parties thereto plus (c) the total amount of cash held by the partnership minus $500,000 on a per unit basis plus (d) the total amount of accounts receivable of the Partnership, excluding any amounts due from High Cash, on a per unit basis.

         The Purchase Agreement provides Maxum and Western Real Estate Investments with certain rights with respect to specific performance and appropriate injunctive relief against the general partners and their affiliates.

         In any event, regardless of whether the requisite number of limited partners consents to the amendment of the partnership agreement or upon the termination of the Purchase Agreement for any reason except a breach by Maxum or Western Real Estate Investments, the partnership has agreed to pay to Maxum all fees and expenses costs incurred by Maxum and Western Real Estate Investments in connection with the consent solicitation including all legal, accounting and other fees.

           THE AMENDMENT AND MANAGING GENERAL PARTNER'S RECOMMENDATION

         The managing general partner submits for your consideration and approval the proposed amendment to the partnership agreement to facilitate its assignment of its rights and interests, duties, liabilities and obligations as the managing general partner of the partnership, and the assignment by the current associate general partner of its rights and interests, duties, liabilities and obligations as the associate general partner of the partnership, to Maxum. The following summary is qualified in its entirety by reference to the full text of the proposed amendment, which is attached as Exhibit A to this consent solicitation statement, as well as to the text of the partnership agreement, as currently in effect.

         Section 17.3 of the partnership agreement provides that the managing general partner's entire interest in the partnership may not be assigned without the consent of the limited partners holding more than 50% of the outstanding limited partnership units. By consenting to the amendment of the partnership agreement that provides for the managing general partner's transfer of its interest in the partnership to Maxum, you thereby consent to Maxum becoming the managing general partner of the partnership.

         Section 17.2 of the partnership agreement provides that the associate general partner may withdraw from the partnership provided there has been 60 days prior written notice to the limited partners and that, upon such withdrawal, the partnership will purchase the associate general partner interest for $150 subject to certain conditions. Section 17.6 of the partnership agreement provides for a named third party to purchase the associate general partner interest from the partnership and to become the successor associate general partner. By consenting to the amendment, which provides for the associate general partner's transfer of its interest in the partnership to Maxum, you thereby consent to waive the requirements that (i) the limited partners receive written notice at least 60 days prior to a withdrawal by the associate general partner from the partnership and (ii) the partnership purchase the associate general partner interest and a third party subsequently purchase such interest from the partnership, and you consent to Maxum becoming the associate general partner of the partnership.

         The amendment also replaces all references in the partnership agreement to "RAM Funding, Inc." and to "Presidio AGP Corp." with "Maxum LLC."

         Under the partnership agreement, approval of the amendment requires the affirmative consent of limited partners holding a majority of the issued and outstanding units of limited partnership interest. As of the record date for the determination of limited partners entitled to notice of and to vote upon the amendment, neither the managing general partner nor any of its affiliates, other than Presidio Capital Investment Company LLC, Presidio Partnership II Corp. and Bighorn Associates LLC, which collectively own approximately 29% of the outstanding units, owned any units.

         The managing general partner encourages you to review the information contained in this consent solicitation statement and make your own determination. In making your decision, you should carefully review and consider the information set forth in this consent solicitation statement. In particular, you should consider the information set forth herein on Maxum, its affiliates and its principals.

                          VOTING RIGHTS AND INFORMATION

Record Date

         The managing general partner has set the close of business on October 1, 2001 as the record date for the determination of limited partners entitled to notice of and to vote upon the amendment. Only limited partners of record as of the record date will be entitled to vote upon the amendment. On the record date, there were 187,919 units issued and outstanding, held of record by 2,621 limited partners. The partnership has no other class of securities.

Required Vote

         Under the terms of the partnership agreement, approval of the amendment requires the affirmative consent of limited partners holding a majority of the issued and outstanding units. As of the record date, affiliates of the managing and associate general partners and Maxum owned

67,296 units in the aggregate or approximately 35.8% of the units and have indicated that they will vote "YES" for the amendment. Abstention or failure to return the enclosed consent form will have the same effect as a vote against the amendment. Each limited partner who has been admitted to the partnership is entitled to cast one vote for each unit held of record on the amendment. Holders of half-units are entitled to cast half a vote for each half-unit held of record.

Solicitation Period

         The solicitation period is the time during which limited partners may vote for or against the amendment. The solicitation period will commence upon delivery of this consent solicitation statement and the consent form and will continue until not less than 10 days nor more than 45 from mailing. The managing general partner may, in its sole discretion, elect to extend the solicitation period but not beyond 45 days. If the solicitation period is extended, the managing general partner will issue a press release announcing the extension no later than 9:00 a.m., New York City time, on the next business day after the day the solicitation period was scheduled to expire.

Consents

         A consent form is included with this consent solicitation statement. All consent forms that are properly executed and returned to the partnership's information and solicitation agent, MacKenzie Partners, Inc., prior to the expiration of the solicitation period will be voted in accordance with the instructions contained therein. All properly executed consent forms that contain no voting instructions will be deemed to have voted in favor of the amendment. Consent forms will be effective only when actually received by the partnership's information agent. Consent forms may be withdrawn at any time prior to the expiration of the solicitation period. In addition, following the submission of a consent form, but before the expiration of the solicitation period, limited partners may change their vote. For a withdrawal or change of vote to be effective, you must execute and deliver, prior to the expiration of the solicitation period, a subsequently dated consent form or a written notice stating that the consent is revoked to MacKenzie Partners, Inc., 156 Fifth Avenue, New York, New York 10010. Consent forms and notices of withdrawal or change of vote dated after the expiration of the solicitation period will not be valid. If you have any questions about (i) how to complete the consent form,
(ii) where to send the consent, (iii) how to obtain additional consent forms or
(iv) the proposed amendment to the partnership agreement, please contact MacKenzie Partners, Inc. at (800) 322-2885.

Effective Time of Amendments

         If approved by the limited partners, the amendment will become effective when RAM Funding, Inc., Presidio AGP Corp. and Maxum execute and deliver the amendment to the partnership agreement in the form attached to this consent solicitation statement and when a Certificate of Amendment to the partnership's Certificate of Limited Partnership reflecting the withdrawal of RAM Funding, Inc. and Presidio AGP Corp. as general partners of the partnership is filed with the Secretary of State of the State of Delaware. If, for any reason, the amendment is not approved by the limited partners, then the amendment will not be adopted but Maxum and its affiliates will have the right to cause the managing general partner or its affiliate to acquire all of the units of limited partnership interest in the partnership owned by Maxum and its affiliates for a per unit purchase price equal to (a) $131.83 minus (b) any amount payable to the limited partners based on their respective units in connection with any settlement of the class action lawsuit which has been agreed upon by the parties thereto plus (c) the total amount of cash held by the partnership minus $500,000 on a per unit basis plus
(d) the total amount of accounts receivable of the Partnership, excluding any amounts due from High Cash, on a per unit basis.

         The amendment will apply prospectively from and after the date it becomes effective. All limited partners will be bound by the amendment, if it becomes effective, whether or not they vote in favor of that amendment. You do not have a statutory or contractual right to be paid the fair value of your units in connection with the proposal described in this consent solicitation statement.

Cost of Solicitation

         The partnership will bear the costs of preparing and mailing this consent solicitation statement, including legal expenses, in addition to the fees and reasonable out-of-pocket expenses of the information agent and fees incurred by Maxum and Western Real Estate Investments in connection with the consent solicitation (see "Description of the General and Limited Partner Interest Assignment Agreement" above).

         To assist in the solicitation of consents, the partnership has engaged MacKenzie Partners, Inc. to act as information and solicitation agent for a fee of $_______, plus reasonable out-of-pocket expenses. In addition to solicitations by mail, consents may be solicited in person or telephonically by MacKenzie Partners, Inc., the managing general partner's executive officers and managers and by officers of the proposed new general partner. The managers and officers will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Arrangements also will be made to furnish copies of solicitation materials to custodians, nominees, fiduciaries and brokerage houses for forwarding to beneficial owners of units. Such persons will be paid for reasonable expenses incurred in connection therewith.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth each person that, to our knowledge, beneficially owned more than 5% of the total number of limited partner units as of October 10, 2001. No units are owned by executive officers of the managing general partner.

                                                Number of
Name of Beneficial Owner                       Units owned           % of Class
------------------------                       -----------           ----------
Presidio Capital Investment Company LLC(1)           309            Less than 1%
Presidio Partnership II Corp.(1)                  17,385               9.25%
Bighorn Associates LLC(2)                         39,213               20.87%
Western Real Estate Investments,                  10,389                5.50%
      LLC(3)

(1) The principal business address of Presidio Partnership II Corp. and Presidio Capital Investment Company LLC, each of which is an affiliate of the General Partners, is 527 Madison Avenue, New York, New York 10022.

(2) The principal business address of Bighorn Associates LLC, an affiliate of the General Partners, is 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114.

(3) The principal business address of Western Real Estate Investments, LLC, an affiliate of Maxum LLC, is 1175 West Moana Lane, Suite 200, Reno, Nevada 89509. Western Real Estate Investments shares voting and investment power with respect to such units with Farahi Investment Company, its managing member, and its general partners, Ben Farahi, John Farahi and Bob Farahi. Ben Farahi owns an additional 44 units with respect to which he has sole voting and investment power.

         Pursuant to the Purchase Agreement, as described under "Description of the General and Limited Partner Interest Assignment Agreement" above, a change of control of the partnership will occur if the amendment to the partnership agreement providing for the withdrawal of the managing and associate general partners and the substitution of Maxum as the new managing and associate general partner is approved as described in this consent solicitation statement.



Date: ________, 2001                                RAM FUNDING, INC.
                                                    Managing General Partner

                                                                Preliminary Copy
                                                                ----------------


                                                                       EXHIBIT A

             AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF RESOURCES ACCRUED MORTGAGE INVESTORS 2 L.P.

         THIS AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF RESOURCES ACCRUED MORTGAGE INVESTORS 2 L.P. (this "Amendment"), dated as of _________________, 2001, is entered into by RAM Funding, Inc., a Delaware corporation (the "Withdrawing MGP"), as managing general partner of Resources Accrued Mortgage Investors 2 L.P. (the "Partnership"), for itself and on behalf of the limited partners of the Partnership (the "Limited Partners"), Presidio AGP Corp., a Delaware corporation (the "Withdrawing AGP"), as associate general partner of the Partnership, for itself and on behalf of the Limited Partners, and Maxum LLC, a Nevada limited liability company with principal executive offices at 1175 West Moana Lane, Suite 200, Reno, Nevada 89509 (the "Substitute General Partner").

         WHEREAS, the Withdrawing MGP and the Withdrawing AGP desire to transfer their general partnership interests in the Partnership to the Substitute General Partner;

         WHEREAS, Section 17.3 of the Amended and Restated Agreement of Limited Partnership of Resources Accrued Mortgage Investors 2 L.P. as heretofore amended (the "Partnership Agreement") requires that the Withdrawing MGP obtain the consent of a majority in interest of the Limited Partners prior to assigning its managing general partner interest in the Partnership;

         WHEREAS, Section 17.2 of the Partnership Agreement requires that the Withdrawing AGP provide 60 days written notice to the Limited Partners prior to withdrawing from the Partnership and that, upon such withdrawal, the Partnership purchase the associate general partner interest from the Withdrawing AGP, and
Section 17.6 of the Partnership Agreement requires a named third party to purchase the associate general partner interest from the partnership and to become the successor associate general partner.

         WHEREAS, pursuant to that certain Consent Solicitation Statement, dated ________, 2001, the consent of the Limited Partners to the amendment to the Partnership (i) substituting a reference to the Substitute General Partner for all references to the Withdrawing MGP and the Withdrawing AGP in the Partnership Agreement and (ii) admitting the Substitute General Partner as the managing general partner and associate general partner of the Partnership and reflecting the withdrawal of the Withdrawing MGP and the Withdrawing AGP as the managing general partner and associate general partner, respectively, of the Partnership was obtained.

         NOW, THEREFORE, in consideration of the above, the Withdrawing MGP and the Withdrawing AGP hereby amend the Partnership Agreement as follows, and the Substitute General Partner accepts and agrees to be bound by the Partnership Agreement as so amended:

         1. Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Partnership Agreement.

         2. Amendments to Partnership Agreement. The Partnership Agreement is hereby amended by deleting all references in the Partnership Agreement to the phrase "RAM Funding, Inc." and replacing them with the phrase "Maxum LLC" and by deleting all references in the Partnership Agreement to the phrase "Presidio AGP Corp." and replacing them with the phrase "Maxum LLC."

         3. Admission of Substitute General Partner. The Substitute General Partner shall be deemed to be admitted to the Partnership as the managing general partner and the associate general partner on, and the Withdrawing MGP and the Withdrawing AGP shall be deemed to have withdrawn as managing general partner and associate general partner, respectively, of the Partnership from and after, the date of the execution of this Amendment and the filing with the Secretary of State of the State of Delaware of a Certificate of Amendment to the Partnership's Certificate of Limited Partnership reflecting the withdrawal of the Withdrawing MGP and the Withdrawing AGP as general partners, and the admission of the Substitute General Partner as managing and associate general partner, of the Partnership.

         4. Modification. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment, and this Amendment shall be effective, as of the date first set forth above.

                                     RAM FUNDING, INC., as Withdrawing MGP and on behalf of existing Limited Partners

                                     By:
                                         ---------------------------------------

                                     Name:
                                           -------------------------------------

                                     Title:
                                           -------------------------------------

                                     PRESIDIO AGP CORP., as Withdrawing AGP and on behalf of existing Limited Partners

                                     By:
                                         ---------------------------------------

                                     Name:
                                           -------------------------------------

                                     Title:
                                           -------------------------------------

                                     MAXUM LLC, as Substitute General Partner

                                     By:
                                         ---------------------------------------

                                     Name:
                                           -------------------------------------

                                     Title:
                                           -------------------------------------

                                                                Preliminary Copy
                                                                ----------------


                                  CONSENT FORM

         THIS WRITTEN CONSENT IS SOLICITED BY THE MANAGING GENERAL PARTNER OF RESOURCES ACCRUED MORTGAGE INVESTORS 2 L.P. FOR ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS TO BE EFFECTIVE AS SET FORTH IN THE CONSENT SOLICITATION ACCOMPANYING THIS CONSENT FORM.

         This Consent Form ("Consent Form") must be completed and returned by every limited partner who wishes to vote for or against the proposal (the "Proposal") to amend the Amended and Restated Agreement of Limited Partnership, as amended from time to time (the "Partnership Agreement"), of Resources Accrued Mortgage Investors 2 L.P. (the "Partnership") that is described in the Consent Solicitation Statement accompanying this Consent Form.

This Consent Form must be returned to and received by:

                           MacKenzie Partners, Inc.
                           Attention: Proxy Department
                           156 Fifth Avenue
                           New York, New York 10010

prior to 12:00 midnight, New York City time, on _________, ___________, 2001, or such later date as may be designated to all limited partners (the "Expiration Date"). The Consent Form will be effective only when it is actually received by MacKenzie Partners, Inc. A self-addressed return envelope has been provided for your convenience, and it is recommended that you use certified or registered mail, return receipt requested.

         All Consent Forms that are properly executed and returned to MacKenzie Partners, Inc. prior to the Expiration Date will be voted in accordance with the elections set forth therein. Any limited partner who abstains or fails to return a signed Consent Form will be deemed to have voted AGAINST the Proposal. Properly executed Consent Forms that are not marked as to the Proposal will be deemed to be voted FOR the Proposal.

         Before completing this Consent Form, you and your advisor, if any, should carefully review the Consent Solicitation Statement. The proposed amendment to the Partnership Agreement, including the text of such amendment, is set forth in detail in the Consent Solicitation Statement.

         If you have any questions regarding the Proposal or if you would like assistance in completing this Consent Form, please contact MacKenzie Partners, Inc. at (800) 322-2885.

         Consent Forms may be withdrawn at any time prior to the Expiration Date. In addition, you may change your vote subsequent to the submission of a Consent Form, but prior to the Expiration Date. For a withdrawal or change of vote to be effective, you must execute and deliver, prior to the Expiration Date, a subsequently dated Consent Form or a written notice stating that the consent is revoked to MacKenzie Partners, Inc. at the address set forth above. Consent Forms and notices of withdrawal or change of vote dated after the Expiration Date will not be valid.

                                     CONSENT

         The undersigned, with respect to each unit of limited partnership interest in Resources Accrued Mortgage Investors 2 L.P. (the "Partnership") held of record by the undersigned on _________, 2001, hereby sets forth his, her or its vote in connection with the written consent solicited by the managing general partner of the Partnership as described in the Consent Solicitation Statement accompanying this Consent Form. You may vote for, against or abstain from voting on the Proposal by marking the appropriate box set forth in the item below. In order to effect the Proposal, it must be approved by limited partners holding a majority of the outstanding units. Accordingly, abstentions on the Proposal will have the same effect as a vote AGAINST the Proposal.

         PROPOSAL: Approval of the Amendment to the Partnership Agreement Providing for the Substitution of Maxum LLC for RAM Funding, Inc. as the Managing General Partner of the Partnership and for Presidio AGP Corp. as the Associate General Partner of the Partnership:

            [_] YES            [_] NO            [_] ABSTAIN

         The undersigned hereby acknowledges receipt of the Consent Solicitation Statement, dated __________, 2001. If units are owned jointly, all joint owners must sign below.

Date: ____________________________________

Signature of Owner: ______________________

Signature of Joint Owner: ________________